Exhibit 99.1

CONTACT INFORMATION:

INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Signs Agreement to Acquire Chestnut Medical
Technologies, Inc.
Acquisition Will Add Unique Products and Technology to ev3 Neurovascular Franchise
Upfront Purchase Price Payment of $75 million and Contingent Payment of up to $75 million
PLYMOUTH, Minn. — June 2, 2009 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today announced that it has signed a definitive agreement to acquire Chestnut Medical Technologies, Inc., a privately held, California-based company focused on developing minimally invasive therapies for interventional neuroradiology. The transaction will broaden ev3’s neurovascular product portfolio by adding the Pipeline Embolization Device for the treatment of cerebral aneurysms and the Alligator Retrieval Device for foreign body retrieval to ev3’s existing embolic product and access technologies.
Under the terms of the agreement, ev3 will acquire 100 percent of the equity interests of Chestnut for total upfront consideration of $75 million paid upon closing, 30 to 40 percent of which is payable in cash, with the remaining portion payable in ev3 common stock. An additional milestone-based contingent payment of up to $75 million is payable in a combination of cash and ev3 common stock upon the receipt of U.S. FDA premarket approval of the Pipeline device. ev3 will finance the upfront cash payment due upon closing through cash on hand. Any contingent milestone payment is not expected to be paid until 2011. The transaction is subject to customary closing conditions and is expected to close within approximately 45 days.
Robert Palmisano, president and chief executive officer of ev3, commented, “This acquisition directly supports our stated strategy of bringing breakthrough neurovascular therapies to our markets and adds an innovative new product platform to benefit the large number of patients suffering from brain aneurysms that currently are not well treated with either surgical or endovascular techniques. In addition, this acquisition is expected to be an immediate revenue contributor, leverage the strong global distribution capabilities of ev3’s neurovascular sales organization and provide another growth engine for delivering enhanced value to our shareholders.”
Chestnut’s Pipeline technology is a new class of embolization device that is designed to divert blood flow away from the aneurysm in order to provide a complete and durable aneurysm embolization while maintaining patency of the parent vessel. It has already received CE Mark approval in Europe. Chestnut is currently conducting two clinical studies under U.S. FDA investigational device exemptions (IDE) to gain approval for the Pipeline Embolization Device in the United States.

Aaron Berez, M.D., president and chief executive officer of Chestnut, added, “Chestnut Medical is delighted to partner with ev3 with whom we share a deep commitment to providing the minimally invasive tools that improve patient outcomes. We believe that our Pipeline technology is changing the way aneurysms are treated, and that ev3 with its broad global footprint is the ideal partner to accelerate the rapid diffusion of our products around the world.”
Although ev3 cannot finalize the purchase price allocation and fair value assessment of the contingent consideration until the closing and thus cannot yet assess the exact impact on its 2009 GAAP earnings, ev3 anticipates that the transaction will be dilutive to ev3’s GAAP earnings per share (EPS) and non-GAAP adjusted earnings per share in 2009 and on a GAAP EPS basis in 2010 due to the expected level of transaction-related charges, including intangible amortization expense, non-cash contingent consideration expense and the issuance of ev3 common shares. Excluding the impact of amortization and other charges associated with the accounting treatment of the contingent milestone payment, ev3 anticipates the transaction will be accretive to ev3’s non-GAAP adjusted EPS in 2010 and beyond. The transaction is expected to be neutral to ev3’s EPS on a GAAP basis in 2011 and accretive thereafter. ev3 will provide additional information on the financial impact of this transaction, including its effect on ev3’s 2009 guidance, after the closing.
“Large and giant, wide-neck or non-saccular aneurysms remain a significant unmet clinical need,” stated Saruhan Cekirge, M.D., professor of neuroradiology and interventional neuroradiology at the Hacettepe University School of Medicine in Ankara, Turkey. “Early experience suggests that the Pipeline Embolization Device may represent a valuable alternative to current endovascular or surgical treatment options for these aneurysms and that flow diversion technology may account for as many as one-fourth of the treated aneurysm patient population over the next five years.”
A cerebral aneurysm is a weak spot in the wall of a blood vessel within the brain, characterized by an abnormal “ballooning” or widening of the vessel. It is estimated that up to one in 15 people in the United States will develop a cerebral aneurysm during their lifetime. Left untreated, cerebral aneurysms can rupture and cause stroke or death. ev3 estimates that approximately one fourth of worldwide aneurysm treatment procedures could be eligible for treatment with flow diversion devices over the next five years, translating into a market potential of approximately $350 million in 2013.
An investor presentation is available at http://ir.ev3.net.
Advisors
In connection with the transaction, Oppenheimer Wolff & Donnelly LLP acted as legal counsel to ev3. Asante Partners acted as exclusive financial advisor, and McDermott Will and Emery acted as legal counsel, to Chestnut.
Conference Call and Webcast
ev3 will host a conference call on Wednesday, June 3, 2009, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss the Chestnut acquisition, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 866-804-6924 (U.S.) or 857-350-1670 (International). The participant passcode is 75836058.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 70100898. The audio replay will be available beginning at 10:30 a.m. Central Time on Wednesday, June 3, 2009 until Wednesday, June 10, 2009.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing innovative, breakthrough and clinically proven technologies and solutions for the treatment of peripheral vascular and neurovascular diseases. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at www.ev3.net.
ev3, the ev3 logo, Axium, Onyx and Solitaire are trademarks of ev3 Inc., registered in the U.S. and other countries. All other trademarks and trade names referred to in this press release are the property of their respective owners.
About Chestnut Medical Technologies, Inc.
Chestnut Medical Technologies, Inc. was founded to pioneer new minimally invasive therapies for interventional neuroradiology. Chestnut’s mission is to develop technologies that are easier to use while improving outcomes and reducing complications in the treatment of neurovascular disease. Chestnut’s first products are the Pipeline Embolization Device (PED) for treating cerebral aneurysms and the Alligator Retrieval Device (ARD) for foreign body retrieval. More information about Chestnut and its products can be found at www.chestnutmedical.com.
Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the expected timing of ev3’s acquisition of Chestnut, the anticipated effect of the acquisition on ev3’s future EPS and other operating results, the expected timing of the contingent payment, the market potential and anticipated market acceptance of Chestnut’s products and other statements identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “potential,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, delays in completing the acquisition of Chestnut and the risk that the acquisition may not be completed at all; the reduction in ev3’s cash to pay the cash portion of the merger consideration; failure to achieve the revenues, cost savings, earnings, growth prospects and any or other synergies expected from the acquisition or delays in realization thereof; delays and challenges in integrating the businesses after the acquisition is completed; operating costs and business disruption during the pendency of and following the acquisition, including adverse effects on employee retention and on business relationships with third parties, including physicians, providers and distributors; ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, the timing of product regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing and effect of regulatory actions. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to update publicly its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release, such as “non-GAAP EPS.” Although ev3 typically provides reconciliations of its non-GAAP financial measures to the most comparable U.S. GAAP measures, ev3 has not done so in this release because of the uncertainty at this time in forecasting the timing and amount of future amortization and other charges as a result of ev3’s acquisition of Chestnut, such as the anticipated charges associated with the accounting treatment of the contingent milestone payment. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.
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